UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2012 (May 17, 2012)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N. Capital of Texas Highway, Suite 260, Austin, TX 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Pain Therapeutics, Inc. was held on May 17, 2012. Of the 44,732,017 shares of our common stock entitled to vote at the meeting, 40,191,015 shares, representing approximately 89.9% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal 1 – To elect Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D. as a Class III Directors to serve for three-year terms and until their successors are duly elected and qualified:

Director	For	Withheld	Broker Non Vote
Remi Barbier	20,583,868	14,026,826	5,580,321
Sanford R. Robertson	18,576,003	16,034,691	5,580,321
Patrick J. Scannon, M.D., Ph.D.	20,895,430	13,715,264	5,580,321

Proposal 2 – To ratify the selection of Ernst &Young LLP as independent registered public accounting firm for the Company for the Fiscal Year Ending December 31, 2012:

For	Against	Abstain
39,868,897	310,885	11,233

Proposal 3– To approve by a non-binding vote, the 2011 compensation for the Company’s executive officers:

For	Against	Abstain	Broker Non Vote
18,784,959	14,610,974	1,214,761	5,580,321

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC.
a Delaware corporation

Date: May 18, 2012
	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer